                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

     This Agreement, made and entered into this 30th day of December, 1988, by and between SECURITY ULTRA FUND, a Kansas corporation (hereinafter referred to as the "Fund"), and SECURITY MANAGEMENT COMPANY, a Kansas corporation (hereinafter referred to as "SMC").

     WITNESSETH:

     WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

     WHERE, SMC is willing to provide investment research and advice, general administrative, fund accounting, transfer agency, and dividend disbursing services to the Fund on the terms and conditions hereinafter set forth and to arrange for the provision of all other services (except for those services specifically excluded in this Agreement) required by the Fund, including custodial, legal, auditing and printing;

     NOW THEREFORE, in consideration of the premises and mutual agreements made herein, the parties agree as follows:

 1. EMPLOYMENT OF SMC. The Fund hereby employs SMC to (a) act as investment adviser to the Fund with respect to the investment of its assets and to supervise and arrange the purchase of securities for the Fund and the sale of securities held in the portfolio of the Fund, subject always to the supervision of the Board of Directors of the Fund (or a duly appointed committee thereof), during the period and upon and subject to the terms and conditions described herein; (b) to provide the Fund with general administrative, fund accounting, transfer agency, and dividend disbursing services described and set forth in Schedule A attached hereto and made a part of this Agreement by reference; and (c) to arrange for, monitor, and bear the expense of, the provision to the Fund of all other services required by the Fund, including but not limited to services of independent accountants, legal counsel, custodial services and printing. SMC may, in accordance with all applicable legal requirements, engage the services of other persons or entities, regardless of any affiliation with SMC, to provide services to the Fund under this Agreement. SMC agrees to maintain sufficient trained personnel and equipment and supplies to perform its responsibilities under this Agreement and in conformity with the current Prospectus of the Fund and such other reasonable standards of performance as the Fund may from time to time specify and shall use reasonable care in selecting and monitoring the performance of third parties, who perform services for the Fund. SMC shall not guarantee the performance of such persons.

     SMC hereby accepts such employment and agrees to perform the services required by this Agreement for the compensation herein provided.

 2.  ALLOCATION OF EXPENSES AND CHARGES.
     (A) EXPENSES OF SMC. SMC shall pay all expenses in connection with the performance of its services under this Agreement, including all fees and charges of third parties providing services to the Fund, whether or not such expenses are billed to SMC or the Fund, except as otherwise provided herein.

     (B) EXPENSES OF THE FUND. Anything in this Agreement to the contrary notwithstanding, the Fund shall pay, or reimburse SMC for the payment of, the following described expenses of the Fund whether or not billed to the Fund, SMC or any related entity;

            (i)  brokerage fees and commissions;
           (ii)  taxes;
          (iii)  interest expenses; and
           (iv) any extraordinary expenses approved by the Board of Directors of the Fund.

 3.  COMPENSATION OF SMC.
     (a) In consideration of the services to be rendered by SMC pursuant to this Agreement, the Fund shall pay SMC an annual fee equal to 2% of the first $10 million of the average net assets of the Fund, and 1 1/2% of the next $20 million of the average net assets, and 1% of the remaining average net assets of the Fund for any fiscal year, determined and payable monthly. If this Agreement shall be effective for only a portion of a year in which a fee is owed, then SMC's compensation for the year shall be prorated for that portion. For purposes of this Section 3, the value of the net assets of the Fund shall be computed in the same manner as the value of such net assets is computed in connection with the determination of the net asset value of the shares of the Fund as described in the Fund's Prospectus and Statement of Additional Information.

     (b) For each of the Fund's full fiscal years during which this Agreement remains in force, SMC agrees that if the total annual expenses of the Fund, exclusive of those expenses listed in paragraph 2(b) of this Agreement, but inclusive of SMC's compensation, exceed any expense limitation imposed by state securities law or regulation in any state in which shares of the Fund are then qualified for sale, as such regulations may be amended from time to time, SMC will contribute to the Fund such funds or waive that portion of its fee on a monthly basis as may be necessary to insure that its total expenses will not exceed any state limitation. If this paragraph of the Agreement shall be effective for only a portion of one of the Fund's fiscal years, then the maximum annual expenses shall be prorated for such portion.

 4.  INVESTMENT ADVISORY DUTIES.
     (A) INVESTMENT ADVICE. SMC shall regularly provide the Fund with investment research, advice and supervision, continuously furnish an investment program, recommend which securities shall be purchased and sold and what portion of the assets of the Fund shall be held uninvested and arrange for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund. All investment advice furnished by SMC to the Fund under this paragraph 4 shall at all times conform to any requirements imposed by the provisions of the Fund's Articles of Incorporation and Bylaws, the 1940 Act, the
          Investment Advisors Act of 1940 and the rules and regulations promulgated thereunder, and other applicable provisions of law, and the terms of the registration statements of the Fund under the Securities Act of 1933 ("1933 Act") and/or the 1940 Act, as may be applicable at the time, all as from time to time amended. SMC shall advise and assist the officers or other agents of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the Board of Directors of the Fund (and any duly appointed committee thereof) with regard to the foregoing matters and the general account of the Fund's business.

     (B)  PORTFOLIO TRANSACTIONS AND BROKERAGE.
          (i) Transactions in portfolio securities shall be effected by SMC, through brokers or otherwise, in the manner permitted in this paragraph 4 and in such manner as SMC shall deem to be in the best interests of the Fund after consideration is given to all relevant factors.

          (ii) In reaching a judgment relative to the qualification of a broker to obtain the best execution of a particular transaction, SMC may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such securities; the importance to the Fund of speed and efficiency of execution; whether the particular transaction is part of a larger intended change of portfolio position in the same securities; the execution capabilities required by the circumstances of the particular transaction; the capital required by the transaction; the overall capital strength of the broker; the broker's apparent knowledge of or familiarity with sources from or to whom such securities may be purchased or sold; as well as the efficiency, reliability and confidentiality with which the broker has handled the execution of prior similar transactions.

          (iii) Subject to any statements concerning the allocation of brokerage contained in the Fund's Prospectus or Statement of
                 Additional Information, SMC is authorized to direct the execution of portfolio transactions for the Fund to brokers who furnish investment information or research service to the SMC. Such allocations shall be in such amounts and proportions as SMC may determine. If the transaction is directed to a broker providing brokerage and research services to SMC, the commission paid for such transaction may be in excess of the commission another broker would have charged for effecting that transaction, if SMC shall have determined in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either that particular transaction or the overall responsibilities of SMC with respect to all accounts as to which it now or hereafter exercises investment discretion. For purposes of the immediately preceding sentence, "providing
                 brokerage  and  research   services"  shall  have  the
                 meaning  generally  given  such terms or  similar  terms  under
                 Section 28(e)(3) of the Securities Exchange Act of 1934, as amended.

          (iv) In the selection of a broker for the execution of any transaction not subject to fixed commission rates, SMC shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate to be applicable to such transaction, or to select any broker solely on the basis of its purported or "posted" commission rates.

          (v) In connection with transactions on markets other than national or regional securities exchanges, the Fund will deal directly with the selling principal or market maker without incurring charges for the services of a broker on its behalf unless, in the best judgment of SMC, better price or execution can be obtained by utilizing the services of a broker.

     (C) SMC NOT TO RECEIVE COMMISSIONS. In connection with the purchase or sale of portfolio securities for the account of the Fund, neither SMC nor any officer or director of SMC shall act as principal or receive any compensation from the Fund other than its compensation as provided for in Section 3 above. If SMC, or any "affiliated person" (as defined in the 1940 Act) receives any cash, credits, commissions or tender fees from any person in connection with transactions in portfolio securities of the Fund (including but not limited to the tender or delivery of any securities held in such portfolio), SMC shall immediately pay such amount to the Fund in cash or as a credit against any then earned but unpaid management fees due by the Fund to SMC.

     (D) LIMITATION OF LIABILITY OF SMC WITH RESPECT TO RENDERING INVESTMENT ADVISORY SERVICES. So long as SMC shall give the Fund the benefit of its best judgment and effort in rendering investment advisory services hereunder, SMC shall not be liable for any errors of judgment or mistake of law, or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on its recommendation, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm or corporation shall have been selected with due care and in good faith. Nothing herein contained shall, however, be construed to protect SMC against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this paragraph
          4. As used in this paragraph 4, "SMC" shall include directors, officers and employees of SMC, as well as that corporation itself.

 5.  ADMINISTRATIVE AND TRANSFER AGENCY SERVICES.
     (A)  RESPONSIBILITIES  OF SMC.  SMC  will  provide  the Fund  with  general administrative, fund accounting, transfer agency, and dividend disbursing services described and set forth in Schedule A attached hereto and made a part of this Agreement by reference. SMC agrees to maintain sufficient trained personnel and equipment and supplies to perform such services in conformity with the current Prospectus of the Fund and such other reasonable standards of performance as the Fund may from time to time specify, and otherwise perform such services in an accurate, timely, and efficient manner.

     (B) INSURANCE. The Fund and SMC agree to procure and maintain, separately or as joint insureds with themselves, their directors, employees, agents and others, and other investment companies for which SMC acts as investment adviser and transfer agent, a policy or policies of insurance against loss arising from breaches of trust, errors and omissions, and a fidelity bond meeting the requirements of the 1940 Act, in the amounts and with such deductibles as may be agreed upon from time to time. SMC shall be solely responsible for the payment of premiums due for such policies.

     (C)  REGISTRATION AND COMPLIANCE.
          (i) SMC represents that as of the date of this Agreement it is registered as a transfer agent with the Securities and Exchange Commission ("SEC") pursuant to Subsection 17A of the Securities and Exchange Act of 1934 and the rules and regulations thereunder, and agrees to maintain said registration and comply with all of the requirements of said Act, rules and regulations so long as this Agreement remains in force.

                (ii) The Fund represents that it is a diversified management investment company registered with the SEC in accordance with the 1940 Act and the rules and regulations thereunder, and authorized to sell its shares pursuant to said Act, the 1933 Act and the rules and regulations thereunder.

     (D) LIABILITY AND INDEMNIFICATION WITH RESPECT TO RENDERING ADMINISTRATIVE AND TRANSFER AGENCY SERVICES. SMC shall be liable for any actual losses, claims, damages or expenses (including any reasonable counsel fees and expenses) resulting from SMC's bad faith, willful misfeasance, reckless disregard of its obligations and duties, negligence or failure to properly perform any of its responsibilities or duties under this Paragraph 5. SMC shall not be liable and shall be indemnified and held harmless by the Fund, for any claim, demand or action brought against it arising out of, or in connection with:

          (i) The bad faith, willful misfeasance, reckless disregard of its duties or negligence by the Board of Directors of the Fund, or SMC's acting upon any instructions properly executed and authorized by the Board of Directors of the Fund;

          (ii) SMC acting in reliance upon advice given by independent counsel retained by the Board of Directors of the Fund.

          In the event that SMC requests the Fund to indemnify or hold it harmless hereunder, SMC shall use its best efforts to inform the Fund of the relevant facts concerning the matter in question. SMC shall use reasonable care to identify and promptly notify the Fund concerning any matter which presents, or appears likely to present, a claim for indemnification against the Fund.

          The Fund shall have the election of defending SMC against any claim which may be the subject of indemnification hereunder. In the event the Fund so elects, it will so notify SMC and thereupon the Fund shall take over defenses of the claim, and if so requested by the Fund, SMC shall incur no further legal or other claims related thereto for which it would be entitled to indemnity hereunder provided, however, that nothing herein contained shall prevent SMC from retaining, at its own expense, counsel to defend any claim. Except with the Fund's prior consent, SMC shall in no event confess any claim or make any compromise in any matter in which the Fund will be asked to indemnify or hold SMC harmless hereunder.

                 PUNITIVE DAMAGES. SMC shall not be liable to the Fund, or any third party, for punitive, exemplary, indirect, special or consequential damages (even if SMC has been advised of the possibility of such damage) arising from its obligations and the services provided under this paragraph 5, including but not limited to loss of profits, loss of use of the shareholder accounting system, cost of capital and expenses of substitute facilities, programs or services.

                 FORCE MAJEURE. Anything in this paragraph 5 to the contrary notwithstanding, SMC shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, earthquake, acts of God, insurrection, war, riot, failure of communication or interruption.

     (E) DELEGATION OF DUTIES. SMC may, at its discretion, delegate, assign, or subcontract any of the duties, responsibilities and services governed by this paragraph 5, to its parent company, Security Benefit Group, Inc. or any of its affiliates, whether or not by formal written agreement. SMC shall, however, retain ultimate responsibility to the Fund, and shall implement such reasonable procedures as may be necessary, for assuring that any duties, responsibilities or services so assigned, subcontracted or delegated are performed in conformity with the terms and conditions of this Agreement.

 6. OTHER ACTIVITIES NOT RESTRICTED. Nothing in this Agreement shall prevent SMC or any officer thereof from acting as investment adviser, administrator or transfer agent for any other person, firm or corporation, nor shall it in any way limit or restrict SMC or any of its directors, officers, stockholders or employees from buying, selling, or trading any securities for its own accounts or for the accounts of others for whom it may be acting; provided, however, that SMC expressly represents that it will undertake no activities which, in its judgment, will conflict with the performance of its obligations to the Fund under this Agreement. The Fund acknowledges that SMC acts as investment adviser, administrator and transfer agent to other investment companies, and it expressly consents to SMC acting as such; provided, however, that if in the opinion of SMC, particular securities are consistent with the investment objectives of, and desirable purchases or sales for the portfolios of one or more of such other investment companies or series of such companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

 7. AMENDMENT. This Agreement and the schedules forming a part hereof may be amended at any time, without shareholder approval to the extent permitted by applicable law, by a writing signed by each of the parties hereto. Any change in the Fund's registration statements or other documents of compliance or in the forms relating to any plan, program or service offered by its current Prospectus which would require a change in SMC's obligations hereunder shall be subject to SMC's approval, which shall not be unreasonably withheld.

 8. DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective on February 28, 1989, provided that on December 30, 1988, it is approved by a majority of the holders of the outstanding voting securities of the Fund. This Agreement shall continue in effect until February 1, 1990, and for successive 12-month periods thereafter, unless terminated, provided that each such continuance is specifically approved at least annually by (a) the vote of the majority of the entire Board of Directors of the Fund, and the vote of the majority of those directors who are not parties to this Agreement or interested persons (as such terms are defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or (b) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

     Upon this Agreement becoming effective, any previous Agreement between the Fund and SMC providing for investment advisory, administrative or transfer agency services shall concurrently terminate, except that such termination shall not affect any fees accrued and guarantees of expenses with respect to any period prior to termination.

     This Agreement may be terminated at any time without payment of any penalty, by the Fund upon the vote of a majority of the Fund's Board of Directors or, by a majority of the outstanding voting securities of the Fund, or by SMC, in each case on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act).

 9. SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, then such clause or provision shall be considered severed herefrom and the remainder of this Agreement shall continue in full force and effect.

10. APPLICABLE LAW. This Agreement shall be subject to and construed in accordance with the laws of the State of Kansas.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereto duly authorized on the day, month and year first above written.

                                             SECURITY ULTRA FUND

                                      By     MICHAEL J. PROVINES
                                         ---------------------------------------
                                             Michael J. Provines
                                             President

(Corporate Seal)

ATTEST:

AMY J. LEE
-----------------------
Secretary

                                             SECURITY MANAGEMENT COMPANY

                                      By     MICHAEL J. PROVINES
                                         ---------------------------------------
                                             Michael J. Provines
                                             President

(Corporate Seal)

ATTEST:

AMY J. LEE
-----------------------
Secretary

                                   SCHEDULE A
                  INVESTMENT ADVISORY, ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT

     SCHEDULE OF ADMINISTRATIVE AND FUND ACCOUNTING FACILITIES AND SERVICES

         Security Management Company agrees to provide the Fund the following administrative facilities and services:

 1.  FUND AND PORTFOLIO ACCOUNTING

     a.   Maintenance of Fund General Ledger and Journal.
     b.   Preparing and recording disbursements for direct Fund expenses.
     c.   Preparing daily money transfers.
     d.   Reconciliation of all Fund bank and custodian accounts.
     e.   Assisting Fund independent auditors as appropriate.
     f.   Prepare daily projection of available cash balances.
     g. Record trading activity for purposes of determining net asset values and daily dividend.
     h. Prepare daily portfolio evaluation report to value portfolio securities and determine daily accrued income.
     i.   Determine the daily net asset value per share.
     j. Determine the daily, monthly, quarterly, semiannual or annual dividend per share.
     k.   Prepare   monthly,   quarterly,   semiannual   and  annual   financial
          statements.
     l. Provide financial information for reports to the Securities and Exchange Commission in compliance with the provisions of the Investment Company Act of 1940 and the Securities Act of 1933, the Internal Revenue Service and any other regulatory agencies as required.
     m. Provide financial, yield, net asset value, etc. information to NASD and other survey and statistical agencies as instructed by the Fund.
     n. Reports to the Audit Committee of the Board of Directors, if applicable.

 2.  LEGAL

     a. Provide registration and other administrative services necessary to qualify the shares of the Fund for sale in those jurisdictions determined from time to time by the Fund's Board of Directors (commonly known as "Blue Sky Registration").

     b. Provide registration with and reports to the Securities and Exchange Commission in compliance with the provisions of the Investment Company Act of 1940 and the Securities Act of 1933.

     c. Prepare and review Fund Prospectus and Statement of Additional Information.

     d. Prepare proxy statements and oversee proxy tabulation for annual meetings.

     e.   Prepare Board materials and maintain minutes of the Board meetings.

     f. Draft, review and maintain contractual agreements between Fund and Investment Adviser, Custodian, Distributor and Transfer Agent.

     g.   Oversee   printing   of  proxy   statements,   financial   reports  to
          shareholders, prospectuses and Statements of Additional Information.

     h. Provide legal advice and oversight regarding shareholder transactions, administrative services, compliance with contractual agreements and the provisions of the 1940 and 1933 Acts.

           SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

     Security Management Company agrees to provide the Fund the following transfer agency and dividend disbursing services:

 1.  Maintenance of shareholder accounts, including processing of new accounts.

 2.  Posting  address  changes  and  other  file   maintenance  for  shareholder
     accounts.

 3.  Posting all transactions to the shareholder file, including:

     a.   Direct purchases

     b.   Wire order purchases

     c.   Direct redemptions

     d.   Wire order redemptions

     e.   Draft redemptions

     f.   Direct exchanges

     g.   Transfers

     h.   Certificate issuances

     i.   Certificate deposits

 4.  Monitor fiduciary processing, insuring accuracy and deduction of fees.

 5. Prepare daily reconciliations of shareholder processing to money movement instructions.

 6.  Handle bounced check  collections.  Immediately  liquidate shares purchased
     and  return  to  the  shareholder   the  check  and   confirmation  of  the
     transaction.

 7.  Issuing all checks and stopping and replacing lost checks.

 8.  Draft clearing services.

     a.   Maintenance of signature cards and appropriate corporate resolutions

     b. Comparison of the signature on the check to the signatures on the signature card for the purpose of paying the face amount of the check only

     c. Receiving checks presented for payment and liquidating shares after verifying account balance

     d.   Ordering checks in quantity specified by the Fund for the shareholder

 9.  Mailing   confirmations,   checks  and/or   certificates   resulting   from
     transaction requests to shareholders.

10.  Performing all of the Fund's other mailings, including:

     a.   Dividend and capital gain distributions

     b.   Semiannual and annual reports

     c.   1099/year-end shareholder reporting

     d.   Systematic withdrawal plan payments

     e.   Daily confirmations

11. Answering all service related telephone inquiries from shareholders and others, including:

     a.   General and policy inquiries (research and resolve problems)

     b.   Fund yield inquiries

     c. Taking shareholder processing requests and account maintenance changes by telephone as described above

     d.   Submit pending requests to correspondence

     e.   Monitor on-line statistical performance of unit

     f.   Develop reports on telephone activity

12.  Respond to written inquiries (research and resolve problems), including:

     a.   Initiate   shareholder   account   reconciliation    proceeding   when
          appropriate

     b.   Notify shareholder of bounced investment checks

     c.   Respond to financial institutions regarding verification of deposit

     d.   Initiate proceedings regarding lost certificates

     e.   Respond to complaints and log activities

     f.   Correspondence control

13. Maintaining and retrieving all required past history for shareholders and provide research capabilities as follows:

     a.   Daily  monitoring  of  all  processing   activity  to  verify  back-up
          documentation

     b.   Provide exception reports

     c.   Microfilming

     d.   Storage, retrieval and archive

14.  Prepare materials for annual meetings.

     a.   Address and mail annual proxy and related material

     b.   Prepare and submit to Fund an affidavit of mailing

     c. Furnish certified list of shareholders (hard copy or microfilm) and inspectors of elections

15.  Report and remit as necessary for state escheat requirements.

Approved:     Fund  M. J. PROVINES              SMC  M. J. PROVINES
                  ---------------------            ------------------------

           AMENDMENT TO INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

WHEREAS, Security Ultra Fund (the "Fund") and Security Management Company ("SMC") are parties to an Investment Management and Services Agreement dated December 30, 1988 (the "Agreement"), under which SMC agrees to provide investment research and advice, general administrative, fund accounting, transfer agency and dividend disbursing services to the Fund in return for the compensation specified in the Agreement;

WHEREAS, effective October 19, 1993, the Fund will offer its shares in two classes, Class A shares which are currently being offered, and a new class, Class B shares;

WHEREAS, the Fund has adopted a Distribution Plan with respect to its Class B shares and, as a result, such shares are subject to distribution fees to which Class A shares are not subject;

WHEREAS, the distribution fees associated with Class B shares require the amendment of the Agreement relative to that class of shares;

WHEREAS, on October 1, 1993, the initial Class B shareholder of the Fund approved such amendment to this Agreement;

WHEREAS, the changes to the Agreement which are contemplated by this Amendment do not affect the interests of Class A shareholders of the Fund;

NOW, THEREFORE, the Fund and SMC hereby amend the Investment Management and Services Agreement, dated December 8, 1988, effective October 1, 1993, as follows:

A. SMC agrees to provide investment research and advice, general administrative, fund accounting, transfer agency and dividend disbursing services to the Fund pursuant to the terms and conditions set forth in the Agreement, as amended in section B below.

B. Paragraph 2(b) of the Agreement shall be deleted in its entirety and the following paragraph inserted in lieu thereof:

     (b) EXPENSES OF THE FUND. Anything in this Agreement to the contrary notwithstanding, the Fund shall pay, or reimburse SMC for the payment of, the following described expenses of the Fund whether or not billed to the Fund, SMC or any related entity;

            (i) brokerage fees and commissions;
           (ii) taxes;
          (iii) interest expenses;
           (iv) any extraordinary expenses approved by the Board of Directors of the Fund; and
            (v) distribution fees paid under the Fund's Class B
                Distribution Plan.

C. Paragraph 3(b) shall be deleted in its entirety and the following paragraph inserted in lieu thereof:

     (b) For each of the Fund's fiscal years this Agreement remains in force, SMC agrees that if total annual expenses of the Fund, exclusive of interest and taxes, extraordinary expenses (such as litigation) and distribution fees paid under the Fund's Class B Distribution Plan, but inclusive of SMC's compensation, exceed any expense limitation imposed by state securities law or regulation in any state in which shares of the Fund are then qualified for sale, as such regulations may be amended from time to time, SMC will contribute to the Fund such funds or waive such portion of its fee, adjusted monthly, as may be requisite to insure that such annual expenses will not exceed any such limitation. If this Agreement shall be effective for only a portion of any fiscal year, then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by the Fund shall not be deemed to be expenses within the meaning of this paragraph (b).

IN WITNESS WHEREOF, the parties hereto have made this Amendment to the Investment Management and Services Agreement this 1st day of October 1993.

                                             SECURITY ULTRA FUND

                                        By:  MICHAEL J. PROVINES
                                           -------------------------------

ATTEST:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary

                                             SECURITY MANAGEMENT COMPANY

                                        By:  MICHAEL J. PROVINES
                                           -------------------------------

ATTEST:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary

                                  AMENDMENT TO
                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

WHEREAS, Security Ultra Fund (the "Fund") and Security Management Company ( "SMC") are parties to an Investment Management and Services Agreement, dated December 30, 1988, as amended (the "Agreement"), under which SMC agrees to provide investment research and advice, general administrative, fund accounting, transfer agency and dividend disbursing services to the Fund in return for the compensation specified in the Agreement;

WHEREAS, on October 31, 1996, the operations of SMC, a Kansas corporation, will be transferred to Security Management Company, LLC ("SMC, LLC"), a Kansas limited liability company; and

WHEREAS, SMC, LLC desires to assume all rights, duties and obligations of SMC under the Agreement.

NOW THEREFORE, in consideration of the premises and mutual agreements made herein, the parties hereto agree as follows:

1. The Agreement is hereby amended to substitute SMC, LLC for SMC, with the same effect as though SMC, LLC were the originally named management company, effective November 1, 1996;

2. SMC, LLC agrees to assume the rights, duties and obligations of SMC pursuant to the terms of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Investment Management and Services Agreement this 1st day of November, 1996.

SECURITY ULTRA FUND                         SECURITY MANAGEMENT COMPANY, LLC

By:  JOHN D. CLELAND                        By:  JAMES R. SCHMANK
   --------------------------------           ---------------------------------
     John D. Cleland, President                  James R. Schmank, President

ATTEST:                                     ATTEST:

AMY J. LEE                                  AMY J. LEE
------------------------                    ------------------------------
Amy J. Lee, Secretary                       Amy J. Lee, Secretary